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July 28, 1998                                                       Exhibit 99.5


                       Request for Withdrawal of Exhibit
                       ---------------------------------


     Pursuant to Rule 477 of the Securities Act of 1933, as amended, the Registrant hereby requests withdrawal of the following Exhibit which was filed with Amendment No. 1 to the Registration Statement on July 9, 1998:

     10.12 Letter of Intent, dated May 27, 1998, by and between StarMedia Network, Inc. and the Registrant.

     The aforementioned Exhibit is being replaced by the following Exhibit which was filed with Amendment No. 3 to the Registration Statement on July 30, 1998:

     10.12 Co-Marketing Agreement, dated July 16, 1998, by and between StarMedia Network, Inc. and the Registrant.


     Cyberian Outpost, Inc.


                                             /s/ Darryl Peck
                                             ------------------------------
                                             By:     Darryl Peck
                                             Title:  President